Exhibit 99.1

Expion360 Reports Select Preliminary, Unaudited 2025 Financial Results

2025 Revenue Expected to be Approximately $9.6 Million

REDMOND, OR – January 28, 2026 – Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today announced select preliminary, unaudited financial results for the year ended December 31, 2025.

Key Financial Highlights for 2025

·	Preliminary, unaudited revenue for 2025 is expected to be approximately $9.6 million, up from $5.6 million in 2024.
·	Preliminary, unaudited gross profit for 2025 is expected to be approximately $2.2 million, compared to gross profit of $1.2 million in 2024.
·	Preliminary, unaudited net loss for 2025 is expected to be approximately $6.2 million, compared to a net loss of $13.5 million in 2024.
·	Preliminary, unaudited cash balance as of December 31, 2025 is expected to be approximately $3.0 million, compared to $0.5 million as of December 31, 2024.

Management Commentary

“With our focus on product sales growth and expanded outreach to OEMs, combined with a recovery in the RV market, we are targeting preliminary unaudited revenue of approximately $9.6 million in 2025, representing strong year-over-year growth in both the top and bottom lines,” said Joseph Hammer, Chief Executive Officer of Expion360. “We continue to make progress in our growth strategy, delivering revenue growth, improving gross margins, and strengthening our balance sheet to support the execution of key milestones and strategies. As we move into 2026, new initiatives include expansion into the industrial and construction sectors, development of specialized energy storage solutions designed to support surveillance and monitoring applications, and implementation of a technology improvement roadmap to broaden our portfolio and add new revenue streams. We also expect to see growing demand for our portfolio of innovative LiFePO4 batteries and accessories across an expanding base of distribution partners and OEMs.”

Financial Information is Preliminary and May Be Subject to Change

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. The select preliminary, unaudited financial results described in this press release are estimates only and based upon information available to the Company as of the date of this press release. Such information is subject to revision until the Company reports its full financial and business results for the year ended December 31, 2025. These estimates are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2025, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements, and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for the year ended December 31, 2025. This preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles, marine applications, Light EV and industrial applications.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS casing and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country.

To learn more about the Company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements included in this press release include, but are not limited to, statements relating to the Company’s projected financial results, including revenue, gross profit, net loss, and cash balance; the Company’s business outlook, development initiatives, growth prospects and market opportunity; the Company’s ability to expand its product portfolio and introduce new technologies; and the Company’s ability to execute on its strategic priorities and expand sales, and expected demand for its products. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Company Contact:

541-797-6714

Shawna.Bowin@expion360.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us